                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 8, 2001, with respect to the combined financial statements of Thiokol Propulsion Operations, a Division of Cordant Technologies Inc., included in the Registration Statement on Form S-4 and related Prospectus of Alliant Techsystems Inc. for the registration of $400,000,000 of 8 1/2% Senior Subordinated Notes due 2011.


ERNST & YOUNG LLP

Salt Lake City, Utah
August 3, 2001